Exhibit 99
News Release
First Midwest Bancorp 300 Park Blvd., Suite 405 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE	CONTACT:	Donald J. Swistowicz (630) 875-7460 www.firstmidwest.com
	TRADED: SYMBOL:	Nasdaq FMBI
FIRST MIDWEST TO PARTICIPATE IN MIDWEST SUPER-COMMUNITY BANK CONFERENCE

ITASCA, IL., FEBRUARY 22, 2001 - First Midwest Bancorp, Inc. (Nasdaq: FMBI) today announced that it will be participating in the Midwest 2001 Super-Community Bank Conference to be held in Chicago, Illinois on February 28 - March 1, 2001. John M. O'Meara, First Midwest's President and Chief Operating Officer, is scheduled to present at the Conference on March 1st at 12:10 PM (EDT). Interested individuals may view a live webcast of the presentation by accessing http://vcall.com or http://www.InvestorConference.com. For those unable to attend the live broadcast, a replay will be available on the aforementioned websites for approximately 7 days following the presentation. A copy of the slides used in the presentation is also available by accessing the Investor Relations section of the Company's website, www.firstmidwest.com.

With assets of $5.9 billion, First Midwest is the largest independent and seventh overall largest banking company in the highly attractive suburban Chicago banking market. As the premier independent suburban Chicago banking company, First Midwest provides commercial banking, trust, investment management, mortgage and related financial services to a broad array of customers through 73 offices located in more than 40 communities.